CONSENT OF INDEPENDENT AUDITORS





The Board of Directors
Fortune Natural Resources Corporation:


We consent to the use of our reports included herein and to the reference to our firm under the heading "Experts" in the prospectus.





/s/ KPMG LLP


Houston, Texas
January 11, 1999